Thor Motor Coach Announces Expansion Across Elkhart County

ELKHART, Ind., July 17, 2017 /PRNewswire/ -- Thor Motor Coach, North America's number one motorhome manufacturer and a subsidiary of Thor Industries, Inc. (NYSE: THO), is expanding operations in Elkhart, Wakarusa, and Bristol, Indiana.

"We are expanding our manufacturing footprint to meet the strong consumer demand for our products. These significant expansion projects will allow us to serve our dealer network with improved delivery times," commented Jeff Kime, President of Thor Motor Coach.

Facility expansions include a number of new facilities or expansions of existing facilities in northern Indiana. Thor Motor Coach will expand in Wakarusa, Indiana with the purchase of an existing building for Class C production and a new lamination operation with six lamination lines to support motorhome production at multiple facilities. Thor Motor Coach is completing an addition to a Class C campus in Bristol, Indiana to support its popular Quantum motorhome line. The Company is also making a major addition to a Class A plant in Elkhart that will enable the addition of a future second production line for some of the highest volume, in-demand gas Class A motorhome models. In all, more than a half million square feet of workspace is being added, increasing the overall size of Thor Motor Coach's five Elkhart County campuses to 2.3 million square feet of manufacturing space, spread across 300 acres.

Plans to start production at these facility additions will commence in late summer and continue through the remainder of calendar 2017. Thor Motor Coach has begun hiring with a need for 400 additional employees to work in these areas, continuing to provide excellent employment opportunities and a great work environment. A job fair is planned for July 27th at the Thor Motor Coach plant located at the corner of State Route 19 and Hively Avenue in Elkhart.

"We are convinced that the dealers we have at Thor Motor Coach are the best in the industry. We want to make sure we solidify our relationships and this begins with providing our dealers with our popular motorhomes in a more timely fashion. The expansion plans we have in place will allow us to continue our rapid sales growth into future years," noted Dana Simon, Vice President of Sales.

About Thor Motor Coach
Thor Motor Coach (TMC) is the only "Made to Fit"® motorhome brand in North America. TMC's diverse product lineup includes many of the world's most recognized Class A and Class C motorhome brands. As an industry leader in innovative design, TMC builds a variety of unique styles, sizes and floor plans that feel custom-made – at a truly competitive price. For more information, visit ThorMotorCoach.com or call 800-860-5658.

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, raw material or chassis supply restrictions, the level of warranty claims incurred, legislative, regulatory and tax policy developments, the impact of rising interest rates on our operating results, the costs of compliance with increased governmental regulation, legal and compliance issues including those that may arise in conjunction with recent transactions, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations and the potential economic impact of rising interest rates on the general economy, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, our ability to retain key management personnel of acquired companies, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the impact of potential losses under repurchase agreements, the potential impact of the strengthening U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2016 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ending April 30, 2017.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this listing of questions and answers or to reflect any change in our expectations after the date of this listing or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jonathan Krider, Jkrider@tmcrv.com, 574-389-5361 direct line at work, 574-266-1111 TMC work phone